UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 10, 2011

TELOS CORPORATION

(Exact name of registrant as specified in charter)

Maryland	001-08443	52-0880974
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principle executive offices)	(Zip Code)

(703) 724-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Telos Corporation (“Telos” or “the Company”) announced today its results of operations for the three and six months ended June 30, 2011. The Company earned revenue of $41.1 million, gross profit of $11.3 million, and operating income of $3.3 million for the second quarter of 2011, resulting in revenue of $89.1 million, gross profit of $23.2 million, and operating income of $7.4 million for the six months ended June 30, 2011.

Revenue decreased by 14.6% to $41.1 million for the second quarter of 2011, from $48.2 million for the same period in 2010. Gross profit increased by 8.9% to $11.3 million for the second quarter of 2011 from $10.4 million for the same period in 2010. Operating income increased 7.9% to $3.3 million for the second quarter of 2011, from $3.1 million for the same period in 2010.

Revenue decreased by 23.8% to $89.1 million for the six months ended June 30, 2011 from $117.0 million in the same period in 2010. Gross profit increased 18.1% to $23.2 million for the six months ended June 30, 2011 from $19.7 million compared to the same period in 2010. Operating income increased 77.2% to $7.4 million for the six months ended June 30, 2011, from $4.2 million for the same period in 2010.

The financial information disclosed herein is unaudited. The Company anticipates filing its June 2011 Form 10-Q on August 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 10, 2011

TELOS CORPORATION

By:	/s/ Michele Nakazawa
Michele Nakazawa Chief Financial Officer